                                                                                                            Exhibit 1.0

UNDERWRITER AGREEMENT
January 30, 2008

Redwood Securities Group, Inc.
600 California Street, Suite 520
San Francisco, CA 94108

Ladies and Gentlemen:

CS Financing Corporation, a Delaware corporation (the “Company”), has registered for public sale a maximum of $100,00,000,000 in of 5 year Notes (the “Notes”) under a continuous offering under Rule 415 (the “Offering”). The minimum purchase for the Notes shall be $25,000 except as otherwise indicated in the Prospectus.

Redwood Securities Group, Inc. (“Underwriter”) will be a Qualified Independent Underwriter (“QIU”) as defined in section 2720 of the NASD rules and will perform the duties of a QUI as required under section 2720(c)(3)(A) of the NASD rules under the Financial Industry Regulatory Authority (“FINRA”).

In connection therewith, the Company hereby agrees with the Underwriter, as follows:

1.
Underwriter may enter into Broker-Dealer Distribution Agreements (“Distribution Agreement”) in the form approved by Company with other broker-dealers (each dealer being referred to herein as a “Underwriter Dealer” and said dealers being collectively referred to herein as the “Underwriter Dealers”) who will participate in the distribution of the Notes.

2.	Company may also, separately, enter into Distribution Agreements with broker dealers, including Company’s affiliated broker –dealer, Capital Solutions Distributor, LLC (“CSD”).

3.
Broker-dealers (whether Underwriter Dealers or broker-dealers who have signed a Distribution agreement with Company, are referred to as “Broker-Dealers”) shall receive selling commissions from the Underwriter or the Company, as the case may be, in connection with the sale of the Notes.

4.
This Underwriter Agreement shall relate only to the Notes registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Statement, which is a shelf registration under Rule 415 of the Securities Act of 1933, as amended (“Securities Act”).

5.
In the event of any change in the purchase price or yield of the Notes being offered and sold in this Offering, the Company shall notify the Underwriter in writing, and the Underwriter shall notify the Underwriter Dealers of such change in the purchase price of the Notes pursuant to the terms of the Distribution Agreements.

6.	The Company shall have the right to approve any material modifications or addendums to the form of the Distribution Agreement used by Underwriter to contract with an Underwriter Dealer.

7.	Terms not defined herein shall have the same meaning as in the Prospectus.

8.	Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and each Underwriter Dealer with whom the Underwriter enters into a Distribution Agreement that:

8.1.
A registration statement covering the Notes has been registered and deemed effective in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder.  The registration statement and prospectus contained therein, when declared effective by the SEC, and as may be revised, amended or modified from time to time thereafter by any amendments (as to the registration statement) and/or supplements (as to the prospectus), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus.”   Copies of the Prospectus (as amended from time to time) will be delivered to the Underwriter.

8.2.
The Company has been duly and validly organized and formed as a corporation under the laws of the State of Delaware, with the power and authority to conduct its business as described in the Prospectus.

8.3.
As of the signing, and during the Term, of this Underwriting Agreement, the Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations, and the Prospectus and any and all authorized sales materials prepared or approved by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), when used in conjunction with the Prospectus, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 8.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or Authorized Sales Materials as are primarily within the knowledge of the Underwriter or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Underwriter or the Company, or (b) furnished by the Underwriter in writing to the Company specifically for inclusion therein.

8.4.	The Company intends to use the funds received from the sale of the Notes as set forth in the Prospectus.

8.5.
No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Underwriter Agreement (except as provided in section 27 of this Underwriting Agreement) or the issuance and sale by the Company of the Notes, except such as may be required under the Securities Act or applicable state securities laws.

8.6.
There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

8.7.
The execution and delivery of this Underwriter Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Underwriter Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 15 (Indemnification) of this Underwriter Agreement may be limited under applicable securities laws.

8.8.
The Company has full legal right, power and authority to enter into this Underwriter Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 15 of this Underwriter Agreement may be limited under applicable securities laws.

8.9.
The Notes, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; and all corporate action required to be taken for the authorization, issuance and sale of such Notes shall have been validly and sufficiently taken.

8.10.
The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

8.11.
The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.12.
Company will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, which will make such qualification necessary.

9.	Representations and Warranties of Underwriter. The Underwriter represents and warrants to the Company that:

9.1.
As of the signing, and during the Term, of this Underwriting Agreement, Underwriter meets all of the requirements of a Qualified Independent Underwriter as specified in Section 2720(b)(15) of the NASD rules or as required under any applicable federal or state securities laws, all as amended from time to time.

9.2.
Underwriter has been duly and validly organized and formed as a corporation under the laws of the State of California and has the full legal right, power and authority to enter into this Underwriter Agreement and to perform the transactions contemplated hereby, except to the extent the enforceability of the indemnity and/or contribution provisions contained in Section 15 (Indemnification) of the Underwriter Agreement may be limited under applicable securities laws.

9.3.
No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by Underwriter of this Underwriter Agreement (except as provided in section 27 of this Underwriting Agreement).

9.4.
There are no actions, suits or proceedings pending or to the knowledge of Underwriter, threatened against Underwriter at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of Underwriter, except for the current suspension by FINRA of Aditya Mukerji for 45 days from January 28,2008 through March 12, 2008 under Docket# E0120500701/200600401/06-4308/-46541.

9.5.
The execution and delivery of this Underwriter Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Underwriter Agreement by Underwriter will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Underwriter, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 15 (Indemnification) of this Underwriter Agreement may be limited under applicable securities laws.

9.6.
As of the signing, and during the Term, of this Underwriting Agreement, Underwriter is registered as a broker –dealer under section 15(d) of the Securities and Exchange Act of 1934 (“Exchange Act”) and is a member, in good standing, of FINRA and that its employees and representatives have all the required licenses and registrations to act as contemplated under this Underwriting Agreement..

9.7.
As of the signing, and during the Term, of this Underwriting Agreement, Underwriter agrees that it will use only those Underwriter Dealers who shall be, at the time they sign a Distribution Agreement with Underwriter and throughout the time such a person is an Underwriter Dealer, members in good standing of FINRA.

9.8.
As of the signing, and during the Term, of this Underwriting Agreement, the Underwriter represents and warrants to the Company that it will, not use any sales literature not authorized and approved by the Company, or use any “broker-dealer use only” materials with members of the public in connection with the offer or sale of Notes.

9.9.
As of the signing, and during the Term, of this Underwriting Agreement, the Underwriter further represents and warrants to the Company that it shall promptly (a) notify the Underwriter Dealers of any supplement or amendment to the Prospectus, and (b) supply the Underwriter Dealers with reasonable quantities of the Prospectus and any supplements or amendments thereto, to the extent provided to the Underwriter by the Company. In addition, the Underwriter represents and warrants to the Company that, in connection with the sale of Notes to customers of the Underwriter in transactions pursuant to which the Underwriter rather than an Underwriter Dealer is acting as the broker-dealer of record, it will deliver or make available a copy of the Prospectus as provided to the Underwriter by the Company from time to time.

9.10.
As of the signing, and during the Term, of this Underwriting Agreement, the Underwriter will offer the Notes, and in its agreements with Underwriter Dealers will require that the Underwriter Dealers offer the Notes, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Notes are qualified for sale or that such qualification is not required. In offering the Notes, the Underwriter will, and in its agreements with Underwriter Dealers, the Underwriter will, require that the Underwriter Dealers comply with the provisions of all applicable rules and regulations relating to suitability of investors, and shall specifically require that the Underwriter Dealers comply with the FINRA rules contained in Rules 2730, 2740, 2740 and 2420 of NASD.

10.	Company will furnish the Underwriter, at no expense to the Underwriter, with such number of printed copies of the Prospectus as the Underwriter may reasonably request.

11.
If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company determines that such action is in the best interest of its shareholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

12.
If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Underwriter, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Underwriter thereof (unless the information shall have been received from the Underwriter) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

13.
The Underwriter and the Underwriter Dealers will suspend or terminate offering of the Notes upon request of the Company at any time and will resume offering the Notes upon subsequent request of the Company.

14.
Compensation.  As compensation for the services performed by Underwriter under this Underwriting Agreement, the Company agrees that it will pay to Underwriter a selling commission in the amount of 0.375% of the face value of the Notes sold to the public (that is, multiplying the factor of 0.00375 by the amount of the face value of the Note) during the Term of this Underwriting; provided that such selling commission  shall only be paid with respect to the Notes sold after the effective date of this Underwriting Agreement (under section 27), and for not more that $90 million of face value of the Notes.

14.1.
No selling commissions or underwriter fee shall be paid with respect to Notes sold: (a) pursuant to any exchange or dividend reinvestment plan, or (b) in connection with, the merger or consolidation of the Company with any other entity; or the acquisition by the Company of all or substantially all of the assets or of the outstanding securities of any other entity; or (c) otherwise in accordance with any then-current Offering documents of the Company.

15.           Indemnifications.

15.1.
Company Indemnification.  The Company will indemnify and hold harmless the Underwriter, its officers and directors and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriter, its officers, directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof), (ii) Authorized Sales Materials (when read in conjunction with the Prospectus) or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Notes for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse the Underwriter, and its officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Underwriter, and its officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter for use in the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined that the Underwriter had knowledge of the untrue statement or alleged untrue statement or omission or alleged omission giving rise to or resulting in such loss, claim, damage, liability or action.

15.2
Underwriter Indemnification.  The Underwriter will indemnify and hold harmless the Company its officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use with reference to the Underwriter in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application, or (c) any failure by the Underwriter to comply with its obligations contained in this Underwriting Agreement, or (d) any untrue statement made by the Underwriter or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Notes, or (e) any material violation of this Agreement by the Underwriter, or (f) any failure by the Underwriter to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of FINRA, including the NASD Conduct rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure by the Underwriter to comply with applicable rules of FINRA, including the NASD Conduct rules or SEC Rules. Underwriter will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

15.3
Joint Company and Underwriter Indemnification.  The Company and the Underwriter will jointly and severally indemnify and hold harmless each Broker- Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Broker-Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Underwriter will reimburse Broker-Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Broker-Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and the Underwriter will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Underwriter by or on behalf of the Broker-Dealers specifically for use in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that neither the Company nor the Underwriter will be liable in any such case if it is determined in a legal proceeding that the Broker-Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.

15.4.
Notwithstanding the foregoing, the indemnifications and agreements to hold harmless are further limited to the extent that no such indemnification by the Company of the Underwriter, or its officers, directors or control persons, pursuant to Section 15.1 above or by the Company or the Underwriter or a Broker-Dealer, or its officers, directors or control persons, pursuant to this Section 15 of this Underwriting Agreement shall be permitted under this Underwriting Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

15.5
Indemnification Notification and Procedure.  Promptly after receipt by an indemnified party under this Section 15 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 15, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 15 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 15.7) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

15.7
The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

15.8
The indemnity agreements contained in this Section 15 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Broker-Dealer, or any person controlling any Broker-Dealer or by or on behalf of the Company, the Underwriter or any officer or director thereof, or by or on behalf of the Company or the Underwriter, (b) delivery of any Notes and payment therefor, and (c) any termination of this Underwriter Agreement or any Distribution Agreement. A successor of any Broker-Dealer or of any of the parties to this Distribution Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 15. THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN SECTION 15 BE CONSTRUED AND APPLIED AS WRITTEN ABOVE NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN SECTION 15, THE INDEMNITIES SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW, APPLY TO AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

16.	Underwriter shall provide, if requested by Company, clearing and back-office activities (“Clearing Services”) for CSD’s sale of the Notes.

16.1.
Underwriter may provide, through sub-contracts with the persons who provide similar services to Underwriter, the Clearing Services, provided Underwriter advises Company of the names of the sub-contractor.

16.2.
The Clearing Services shall include all those services and functions normally performed for the back office operations of a broker dealer with retail customer accounts, and which Clearing Services shall include but not be limited to:

16.2.1.	Receiving and depositing all moneys received in connection with the sale of the Notes

16.2.2.	Setting up accounts, under CSD’s name, for each CSD customer (“CSD Customer Accounts”) who purchases a Note, and accounting for transactions for such CSD Customer Accounts.

16.2.3.	Preparing monthly statements for each CSD Customer Account, under CSD’s name, and mailing such statements to the CSD customers

16.2.4.	Maintaining customer account information, to include but not be limited to, names of customers, addresses, contact information.

17.	Survival of Provisions. The following provisions of this Underwriter Agreement shall survive the termination of this Underwriter Agreement:

17.1.
The respective agreements, representations and warranties of the Company and the Underwriter set forth in this Underwriter Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Underwriter Agreement, (b) any investigation made by or on behalf of the Underwriter or any Broker-Dealer or any person controlling the Underwriter or any Broker-Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Notes; and

17.2.           Section 15 Indemnification; and

17.3.           Section 14 Compensation; and

17.4.
Sections 17 (Survival); 18 (Applicable Law and Venue); section 20 (Successors and Amendment); Section 23 (Privacy and Customer Information); section 24 (Notices); section 25 (Entire Agreement); and section 26 (Waivers).

18.
Applicable Law and Venue.  This Underwriter Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of California; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. The Company, the Underwriter and each Broker- Dealer hereby acknowledge and agree that venue for any action brought hereunder or in connection herewith shall lie exclusively in San Francisco, California.

19.
Counterparts.  This Underwriter Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

20.	Successors and Amendment

20.1
This Underwriter Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing in this Underwriter Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

20.2	This Underwriter Agreement may be amended by the written agreement of the Underwriter and the Company.

21.	Term.

21.1.
This Underwriter Agreement may be terminated by the Underwriter or the Company (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Underwriter Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) upon 60 days’ written notice.

21.2.
Unless terminated earlier, this Underwriting Agreement shall expire at the close of business on the effective date that the Offering is terminated or expires under Rule 415 of the Securities Act or other applicable provisions of the Securities Act and its regulations.

21.3.
The Underwriter, upon the expiration or termination of this Underwriter Agreement, shall promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Underwriter, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Underwriter shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company.

22.
Qualification of Investors.  Upon request of Company, Underwriter or Underwriter Dealers shall provide sufficient documentation to Company that the purchaser of a Note is qualified under applicable federal and/state laws and regulations (including Blue Sky suitability standards applicable to the sale of the Notes) to make the purchase of the Note. Company agrees that it shall not use customer information, solicit or offer to sell anything to, any customer (which customer information was provided by Underwriter or Underwriter Dealer) whose identity Company has obtained only through the information given to Company under this section 22 of the Underwriter Agreement

23.           Privacy and Customer Information.

23.1.
Nonpublic personal financial information relating consumers or customers of the Company provided by, or at the direction of the Company to the Underwriter (or any of its sub-contractors), or collected or retained by Underwriter (or any of its sub-contractors) to perform its duties as Underwriter (under this Underwriter Agreement) shall be considered confidential information. The Underwriter shall not disclose or otherwise use nonpublic personal financial information relating to present or former holders of Notes other than for the purposes for which that information was disclosed to Underwriter, including use under an exception in rule 14 and 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Underwriter (and all of its sub contractors) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of the Company.

23.2.
Underwriter shall not use customer information, solicit or offer to sell anything to, any customer (which customer information was provided by Company) whose identity Underwriter has obtained only through the information given to Underwriter under this Underwriter Agreement.

24.
Notices.  Any notice, consent or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, courier service or facsimile or five days after being mailed by certified mail, return receipt requested, as follows:

To Underwriter:                                           Aditya Mukerji
President
Redwood Securities Group, Inc.
600 California Street, Suite 520
San Francisco, CA 94108
415-352-3700
415-352-3701                                (fax)mkerji@redsec.com

To Company:                                           Timothy Redpath
Chief Executive Officer
CS Financing Corporation
21 Tamal Vista Blvd., Suite 230
Corte Madera, CA 94925
415-927-7302
415-927-7291 (fax)
tredpath@csmlp.com

25.
Entire Agreement.  This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

26.
Waivers.  The failure of a party to insist upon strict adherence to any term of this Underwriting Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Underwriting Agreement.

27.
Conditional Agreement.  This Underwriting Agreement shall not become operative nor effective unless and until the Financial Industry Regulatory Authority (“FINRA”) has reviewed and approved the Offering with the participation of Underwriter as a QIU.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as provided herein.

Very Truly Yours
CS Financing Corporation

By:	/s/ Timothy Redpath
Timothy R. Redpath
Chief Executive Officer

Accepted and agreed to:
Redwood Securities Group, Inc.

By:	/s/ Carol Lee
Carol Lee
Senior Vice president

By:           /s/ Raymond Kwok
Raymond Kwok
Operations Manager